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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-38236, 333-38250, 333-47326, 333-87092,
333-97787, 333-106933), S-4 (No. 333-103434) and all post-effective amendments thereto and S-3 (Nos. 333-70336, 333-101365, 333-99211, 333-88758, 333-105173,
333-110034) of Krispy Kreme Doughnuts, Inc. of our report dated March 31, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 31, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
April 16, 2004